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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                            LOCAL MARKETING AGREEMENT

      This Local Marketing Agreement (the "Agreement"), made as of the 5th day of October, 2004, is between Infinity Broadcasting Corporation of San Francisco, a Delaware corporation ("Licensee"), and SBS Bay Area, LLC, a Delaware limited liability company ("Programmer").

                                    RECITALS

      Licensee is the licensee of radio station KBAA(FM), Facility ID No. 1092, San Francisco, California (the "Station").

      Licensee and Programmer are parties to a Merger Agreement of even date herewith (the "Merger Agreement"), pursuant to which Licensee shall be merged with and into Programmer.

      Pending consummation of the merger, Programmer desires to purchase time on the Station for its programming and advertising time, subject to the limitations set forth herein and in accordance with the rules, regulations and policies of the Federal Communications Commission (the "FCC").

      Therefore, for and in consideration of the mutual covenants herein contained, the parties agree as follows:

1.    SALE OF TIME

      1.1. BROADCAST OF PROGRAMMING. During the Term (as defined below), Licensee shall make available broadcast time on the Station for the broadcast of Programmer's programs (the "Programming") for up to 168 hours a week except for:
(i) downtime occasioned by routine maintenance consistent with prior practice;
(ii) between 6:00 a.m. and 7:00 a.m. on Sunday mornings and at other times mutually agreeable to Licensee and Programmer during which time Licensee may broadcast programming designed to address the concerns, needs and issues of the Station's listeners; (iii) times when Programmer's programs are not accepted or are preempted by Licensee in accordance with this Agreement; and (iv) times when the Station is not broadcasting because of Force Majeure Events (as defined below).

      1.2. ADVERTISING AND PROGRAMMING REVENUES. During the Programming it delivers to the Station, Programmer shall have full authority to sell for its own account commercial time on the Station and to retain all revenues from the sale of such advertising.

      1.3. FORCE MAJEURE. Any failure or impairment of facilities or any delay or interruption in broadcasting the Programming, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or

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any other causes beyond the control of Licensee (collectively "Force Majeure
Events"), shall not constitute a breach of this Agreement by Licensee.

      1.4. DELIVERY OF SIGNAL. Programmer shall initially deliver the Programming via leased telephone circuits to Licensee at the Washington St. Premises, and until Programmer requests otherwise, Licensee shall be responsible for the signal continuity from the output of the ISDN decoder to the output of the broadcast antenna. After January 31, 2005, Programmer shall deliver the Programming to the location specified by Licensee under Section 1.5.2 below. Licensee shall initially provide all engineering support necessary to transmit the Programming after delivery by Programmer. No later than January 31, 2005, Programmer shall take over the engineering support functions, provided that throughout the Term Licensee shall maintain the transmission facilities as provided in Section 2.5.

      1.5 STUDIO SPACE AND STUDIO EQUIPMENT. As of the date of this Agreement, Licensee's offices and studios for the Station are co-located with other radio stations owned by affiliates of Licensee on two leased floors at 500 Washington Street, San Francisco, California (the "Washington St. Premises"). The lease at this location expires January 31, 2005 (the "Lease Expiration Date"), and Licensee and its affiliates are currently in the process of relocating to another location.

            1.5.1. Until the Lease Expiration Date, Licensee shall make the portion of the Washington St. Premises indicated on Schedule 1.5 (the "Studio Space") and the studio equipment of Licensee relating to the Station identified on Schedules 3.11(a) and 3.11(b) of the Merger Agreement (the "Studio Equipment") available to Programmer, and Licensee hereby licenses Programmer to use, and Programmer shall use, such Studio Space and Studio Equipment for the production of Programming, sale of advertising on the Station and related activities. The parties acknowledge that affiliates of Licensee may continue to use the Washington St. Premises and some of the Studio Equipment for their respective broadcast operations until the Lease Expiration Date. Each of the parties agrees to cooperate fully with the other in the use of the Washington St. Premises and the Studio Equipment, and each of the parties further agrees that it will not unreasonably impede use of the Washington St. Premises or the Studio Equipment by others. Programmer shall not allow any other persons other than its employees to enter the Washington St. Premises without the express prior permission of Licensee. Programmer agrees to take reasonable care of the Studio Space and the Studio Equipment, subject to reasonable and normal wear and tear. Programmer shall repair any and all damage to the Studio Space and the Studio Equipment. Programmer may make no alterations, additions or changes to the Studio Space or the Studio Equipment. Programmer agrees to indemnify and hold harmless Licensee and its affiliates from any and all claims for damages for injuries to or death of persons and for damages to property arising out of Programmer's use and/or occupancy of the Washington St. Premises or the Studio Equipment.

            1.5.2. Programmer will notify Licensee in writing by November 1, 2004 whether it intends to enter into a lease for all or a portion of the second floor of the Washington

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      St. Premises commencing on the Lease Expiration Date (the "New Lease").
      Licensee agrees to assist Programmer in obtaining the New Lease at no out-of-pocket expense to Licensee. If Programmer obtains the New Lease, Programmer agrees to provide at no cost to Licensee space in such premises for the Station's main studio and offices for Licensee's required employees as specified in Sections 2.6 and 2.8 hereof. If Programmer decides to move its operations to another location, Licensee agrees that Programmer may move the Studio Equipment to such location, and Programmer agrees to vacate the Washington St. Premises on or before the Lease Expiration Date. Programmer further agrees, at Licensee's option, either to provide at no cost to Licensee space in such new location for the Station's main studio and offices for Licensee's required employees or to deliver the Programming, at Programmer's cost, to Licensee's main studio, wherever located, or the Station's transmitter site, as directed by Licensee, for broadcast by Licensee on the Station. If Programmer needs to obtain an FCC authorization for a new studio-transmitter link to facilitate Programmer's delivery of the Programming to the Station's transmitter site from any place other than the Washington St. Premises, Licensee shall, at Programmer's request and expense, file an application for such FCC authorization and acquire and install the necessary equipment.

            1.5.3. INTERIM PERIOD. If this Agreement is terminated prior to the Lease Expiration Date due to consummation of the merger pursuant to the Merger Agreement, Programmer shall have the option to remain at the Washington St. Premises until the Lease Expiration Date. Programmer must inform Licensee of its intention to remain at the Washington St. Premises in writing at the closing under the Merger Agreement. If Programmer decides to remain at the Washington St. Premises until the Lease Expiration Date, Programmer shall allow Licensee's affiliates which remain at the Washington St. Premises to use any of the shared Studio Equipment until the Lease Expiration Date and shall continue to pay fifty percent of all the costs incurred by Licensee or its affiliates related to the Washington St. Premises, including but not limited to, fifty percent of any lease payments, taxes, insurance, utility costs and repair costs.

      1.6. PAYMENTS. In consideration of the rights granted under this Agreement, Programmer shall pay to Licensee the fee and reimburse certain of Licensee's costs as provided in Schedule 1.6 hereto.

      1.7. TERM. The term of this Agreement (the "Term") shall commence at 12:01 a.m., local San Francisco, California time, on the fifth (5th) day after the expiration or early termination of any waiting period applicable to the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Commencement Date"), and, unless terminated earlier pursuant to
Section 5, shall terminate automatically on the earlier of (a) 12:01 a.m. on the date of the consummation of the merger pursuant to the Merger Agreement, and (b) 11:59 p.m. on the 30th day after the date of termination of the Merger Agreement for any reason.

      1.8. CALL SIGN. On or prior to the Commencement Date, Licensee shall request the FCC to change the Station's call sign to a call sign to be selected by Programmer that is not confusingly similar to "KBAY" or "KBAA."

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2.    OBLIGATIONS AND RIGHTS OF LICENSEE

      Programmer acknowledges and agrees and Licensee is and shall remain responsible for operating the Station in the public interest and controlling the day-to-day operations of the Station in conformance with its FCC licenses, permits and authorizations. Without limiting the generality of the foregoing, Licensee and Programming agree as follows:

      2.1. LICENSEE'S ABSOLUTE RIGHT TO REJECT PROGRAMMING. Licensee shall have the absolute right to reject any Programming, including advertising announcements or other material, which Licensee in its sole discretion deems contrary to the public interest, the Communications Act of 1934, as amended (the "Communications Act"), or the FCC's rules, regulations and policies (the "Rules," and together with the Communications Act, the "Communications Laws"). Licensee reserves the right to refuse to broadcast any Programming containing matter that Licensee in its sole discretion believes is, or may be determined by the FCC or any court or other regulatory body with authority over Licensee or the Station to be, violative of any right of any third party or indecent, obscene or profane. Licensee may take any other actions necessary to ensure the Station's operation complies with the laws of the United States, the laws of the State of California, the Communications Laws (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal government authorities, including the Federal Trade Commission and the Department of Justice. Licensee may suspend, cancel or refuse to broadcast any portion of the Programming pursuant to this Section 2.1 without reduction or offset in the payments due Licensee under this Agreement.

      2.2. LICENSEE'S RIGHT TO PREEMPT PROGRAMMING FOR SPECIAL EVENTS AND PUBLIC INTEREST PROGRAMMING. Licensee shall have the absolute right to preempt Programming in order to broadcast a program deemed by Licensee, in its sole discretion, to be of greater national, regional, or local public interest or significance, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Licensee will use its best efforts to give Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming. Licensee may preempt the Programming under this Section 2.2 without reduction or offset in the payments due Licensee under this Agreement.

      2.3. LICENSEE'S PUBLIC SERVICE PROGRAMMING. Licensee may broadcast public service programming at the times set forth in Section 1.1 hereof and at such other times as the parties may agree.

      2.4 POLITICAL ADVERTISING, PUBLIC FILE, ETC. The parties acknowledge that Licensee is ultimately responsible for complying with the Communications Laws with respect to (a) the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to equal opportunities, lowest unit charge and reasonable access); (b) the broadcast and nature of public service programming; (c) the maintenance of political and public inspection files and the Station's logs; (d) the ascertainment of issues of community concern; and (e) the preparation of all quarterly issues/programs lists.

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      2.5. MAINTENANCE AND REPAIR OF TRANSMISSION FACILITIES. Licensee shall use commercially reasonable efforts to maintain the Station's transmission equipment and facilities, including the antennas, transmitters and transmission lines, in good operating condition, and Licensee shall continue to contract with local utility companies for the delivery of electrical power to the Station's transmitting facilities at all times in order to ensure operation of the Station. Licensee shall undertake such repairs as are necessary to maintain full-time operation of the Station with its maximum authorized facilities as expeditiously as reasonably possible following the occurrence of any loss or damage preventing such operation.

      2.6. MAIN STUDIO. Licensee shall maintain and staff the main studio for the Station as required under the Communications Laws

      2.7. CHIEF OPERATOR. Licensee shall retain a qualified Chief Operator, as that term is defined in the Communications Laws, for the Station. The Chief Operator shall have the duties and responsibilities of a "Chief Operator" under the Communications Laws.

      2.8. LICENSEE'S REQUIRED EMPLOYEES. Licensee will employ (a) a full-time management-level employee for the Station (the "General Manager"), who shall report and be solely accountable to Licensee and shall be responsible for overseeing the operations of the Station, and (b) a full-time staff-level employee who shall report to and assist the General Manager in the performance of his or her duties. Whenever at the Studio Space or otherwise on the Station's premises, all of Programmer's personnel shall be subject to the supervision and the direction of the General Manager and/or the Station's Chief Operator.

      2.9. LICENSEE'S RESPONSIBILITY TO PAY CERTAIN EXPENSES. Subject to
Schedule 1.6 hereto, Licensee shall be responsible for timely paying: (a) all lease payments for the transmitter sites and all taxes and other costs incident thereto; (b) all utility costs (telephone, electricity, etc.) relating to the transmitter sites; (c) all lease payments and utility costs for the Washington St. Premises until the Lease Expiration Date; (d) the salaries, taxes, benefits, insurance and related costs for Licensee's personnel; and (e) all FCC regulatory or filing fees.

3.    OBLIGATIONS AND RIGHTS OF PROGRAMMER

      Programmer shall not take any action, or omit to take any action, inconsistent with Licensee's obligations under the Communications Laws to retain ultimate responsibility for the programming and technical operations of the Station. Without limiting the generality of the foregoing, Programmer agrees as follows:

      3.1. COMPLIANCE WITH LAWS AND STATION'S POLICIES. Programmer has advised Licensee of the nature of its Programming. Programmer will make no material changes in the Programming after the Commencement Date without the prior written consent of Licensee, which shall not be unreasonably withheld. All Programming shall conform in all material respects to all applicable provisions of the Communications Laws, all other laws or regulations applicable to the broadcast of programming by the Station, and the programming regulations prescribed in
Schedule 3.1 hereto. At no time during the Term shall Programmer or its

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employees or agents represent, hold out, describe or portray Programmer as the licensee of the Station.

      3.2. COOPERATION WITH LICENSEE. Programmer, on behalf of Licensee, shall furnish within the Programming all Station identification announcements required by the Communications Laws, and shall, upon request by Licensee, provide (a) information about Programming that is responsive to the public needs and interests of the area served by the Station so as to assist Licensee in the preparation of any required programming reports and (b) other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer shall maintain and deliver to Licensee all records and information required by the FCC to be placed in the public inspection files of the Station pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1943 and 73.3526 of the Rules and The Bipartisan Campaign Reform Act of 2002, and agrees that broadcasts of sponsored programming addressing political issues or controversial subjects of public importance will comply with the provisions of Section 73.1212 of the Rules. Programmer shall consult with Licensee and adhere strictly to all applicable provisions of the Communications Laws, with respect to the carriage of political advertisements and political programming (including, without limitation, the rights of candidates and, as appropriate, other parties, to "equal opportunities") and the charges permitted for such programming or announcements. Programmer shall cooperate with Licensee to ensure compliance with the Rules regarding Emergency Alert System tests and alerts.

      3.3. PAYOLA AND PLUGOLA. Programmer shall provide to Licensee in advance any information known to Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Licensee by Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with the Communications Laws. Commercial matter with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. Programmer shall at all times endeavor to proceed in good faith to comply with the requirements of Sections 317 and 507 of the Communications Act and the related Rules.

      3.4. HANDLING OF COMMUNICATIONS. Programmer shall provide Licensee with the original or a copy of any correspondence from a member of the public relating to the Programming to enable Licensee to comply with the requirements of the Communications Laws, including those regarding the maintenance of the public inspection file. Licensee shall not be required to receive or handle mail, facsimiles, emails or telephone calls in connection with the Programming unless Licensee has agreed to do so in writing. Licensee shall promptly forward to Programmer all correspondence, payments, communications or other information and/or documents which it receives and which relate to the Programming, including without limitation, invoices, billing inquiries, checks, money orders, wire transfers, or other payments for services or advertising.

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      3.5. COMPLIANCE WITH COPYRIGHT ACT. Programmer shall not broadcast any material on the Station in violation of the Copyright Act or the rights of any person. All music supplied by Programmer shall be (a) licensed by a music licensing agent such as ASCAP, BMI, or SESAC; (b) in the public domain; or (c) cleared at the source by Programmer. Licensee shall not be obligated to pay any music licensing fees or other similar expenses required in connection with the material broadcast by Programmer on the Station.

      3.6. PROGRAMMER'S EMPLOYEES. Programmer shall be responsible for the artistic personnel and material for the production of the Programming to be provided under this Agreement. Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all of its own personnel and facilities used in fulfillment of its rights and obligations under this Agreement.

      3.7 PROGRAMMER RESPONSIBILITY TO PAY CERTAIN EXPENSES. Programmer shall pay for all costs associated with production and listener responses, including telephone costs, fees to ASCAP, BMI and SESAC, any other copyright fees, and all other costs or expenses attributable to the Programming that is delivered by Programmer for broadcast on the Station. Programmer shall also pay all ordinary maintenance and repair costs for the studio and studio equipment used by Programmer in the production of the Programming. Programmer shall maintain at its expense and with reputable insurance companies reasonably acceptable to Licensee, commercially reasonable coverage for broadcaster's liability insurance, worker's compensation insurance and commercial general liability insurance. Licensee shall be named as an additional insured on such policies, and such policies shall not be terminable without notice to Licensee and an opportunity to cure any default thereunder. Programmer shall deliver to Licensee on or before the Commencement Date, and thereafter upon request, current certificates establishing that such insurance is in effect.

4.    INDEMNIFICATION

      4.1. INDEMNIFICATION. From and after the Commencement Date, Programmer shall indemnify, defend, protect and hold harmless Licensee and Licensee's affiliates, officers, directors, shareholders, employees and agents from and against all claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively "Damages") arising from Programmer's provision of Programming hereunder or use of the Station, the Studio Space or the Studio Equipment, or any breach of any warranty, covenant or other agreement hereunder. Without limitation of the generality of the preceding sentence, Programmer will indemnify and hold Licensee and Licensee's affiliates, officers, directors, shareholders, employees and agents harmless from and against Damages arising from any claim for libel, slander, infringement of copyright or other intellectual property right, or violation of any right of privacy or proprietary right, and for any other claims of any nature, including fines or forfeitures imposed by the FCC, as a result of the broadcast on the Station of the Programming.

      4.2. PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

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            (a) Licensee shall give notice to Programmer of any claim reasonably specifying (i) the factual basis for the claim, and (ii) the amount of the claim if then known. If the claim relates to an action, suit or proceeding filed by a third party against Licensee, notice shall be given by Licensee within fifteen (15) days after written notice of the action, suit or proceeding was given to Licensee. In all other circumstances, notice shall be given by Licensee within thirty (30) days after Licensee becomes aware of the facts giving rise to the claim. Notwithstanding the foregoing, Licensee's failure to give Programmer timely notice shall not preclude Licensee from seeking indemnification from Programmer if Licensee's failure has not materially prejudiced Programmer's ability to defend the claim or litigation.

            (b) With respect to claims between the parties, following receipt of notice from Licensee of a claim, Programmer shall have thirty (30) days to make any investigation of the claim that Programmer deems necessary or desirable. For the purposes of this investigation, Licensee agrees to make available to Programmer and/or its authorized representatives the information relied upon by Licensee to substantiate the claim. If Licensee and Programmer cannot agree as to the validity and amount of the claim within the 30-day period (or any mutually agreed upon extension thereof), Licensee may seek appropriate legal remedy.

            (c) With respect to any claim by a third party as to which Licensee is entitled to indemnification hereunder, Programmer shall have the right at its own expense to participate in or assume control of the defense of the claim with counsel reasonably acceptable to Licensee, and Licensee shall cooperate fully with Programmer, subject to reimbursement for reasonable expenses incurred by Licensee as the result of a request by Programmer. If Programmer elects to assume control of the defense of any third-party claim, Licensee shall have the right to participate in the defense of the claim at its own expense. If Programmer does not elect to assume control or otherwise participate in the defense of any third party claim, Licensee may, but shall have no obligation to, defend or settle such claim or litigation in such a manner as it deems appropriate, and in any event Programmer shall be bound by the results obtained by Licensee with respect to the claim (by default or otherwise) and shall promptly reimburse Licensee for the amount of all expenses (including the amount of any judgment rendered), legal or otherwise, incurred in connection with such claim or litigation.

5.    EARLY TERMINATION

      5.1. TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default (as defined below) and the expiration of the applicable cure period as described in this Section 5, the non-defaulting party may terminate this Agreement. All amounts accrued or payable to Licensee up to the date of termination which have not been paid shall immediately become due and payable, and Licensee shall be under no further obligation to make available to Programmer any broadcast time or broadcast transmission facilities on the Station. An "Event of Default" means
(a) Programmer's failure to pay when due the payments payable under Section 1.6; and (b) the non-terminating party's failure to comply with any provision that is material to the non-

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terminating party's performance of the terms and conditions of this
Agreement. An Event of Default shall not be deemed to have occurred until five
(5) days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the actions necessary to cure the default(s) within such period; provided that Programmer will be entitled to only two cure periods during any 12-month period with respect to failure to pay when due the payments payable under Section 1.6. A cure period shall extend for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the non-defaulting party.

      5.2. TERMINATION FOR CHANGE IN FCC RULES OR POLICIES. Either party may terminate this Agreement upon written notice to the other if there has been a material change in the Communications Laws that would cause this Agreement to be in violation thereof, or in the event that the FCC determines that this Agreement does not comply with the Communications Laws, and such change in the Communications Laws or FCC determination is in effect and not the subject of an appeal or further administrative review; provided, however, that in such either event the parties shall first have negotiated in good faith and attempted to agree to an amendment to this Agreement that will provide the parties with a valid and enforceable agreement that conforms to the Communications Laws.

      5.3. CERTAIN MATTERS UPON TERMINATION.

            5.3.1. RETURN OF EQUIPMENT. If this Agreement is terminated for any reason other than the closing under the Merger Agreement, Programmer shall return to Licensee any equipment or property of the Station used by Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date hereof, ordinary wear and tear excepted.

            5.3.2. SURVIVAL. No expiration or termination of this Agreement shall terminate the obligation of Programmer to indemnify Licensee for claims of third parties under Section 4 of this Agreement or the rights and obligations of the parties under Sections 1.5.3, or limit or impair any party's right to receive payments due and owing hereunder on or before the date of such termination.

6.    REPRESENTATIONS AND WARRANTIES

      6.1. REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee hereby represents and warrants that:

            6.1.1. ORGANIZATION, QUALIFICATION AND STANDING. Licensee is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware. Licensee is duly qualified to do business as a foreign entity and in good standing under the laws of the state of California. Licensee has the requisite corporate power and authority to carry on its business as now conducted.

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            6.1.2. AUTHORIZATION AND BINDING OBLIGATION. Licensee has all
      necessary power and authority to enter into and perform under this Agreement and the transactions contemplated hereby, and Licensee's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Licensee and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

            6.1.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Neither the execution and delivery by Licensee of this Agreement, the consummation by Licensee of the actions contemplated hereby nor compliance by Licensee with or fulfillment by either of them of the terms, conditions and provisions hereof will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance (as defined in the Merger Agreement) upon any of the properties or assets of Licensee under, (i) the certificates of incorporation or by-laws of Licensee, (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other legally binding arrangement or of any license applicable to Licensee or its respective properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Licensee, or its respective properties or assets, other than, in the case of clause (ii) or (iii), any such items that, individually or in the aggregate, would not have a Material Adverse Effect (as defined in the Merger Agreement) on Programmer.

      6.2. REPRESENTATIONS AND WARRANTIES OF PROGRAMMER. Programmer hereby represents and warrants that:

            6.2.1. ORGANIZATION, QUALIFICATION AND STANDING. Programmer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Programmer is duly qualified to do business as a foreign entity and in good standing under the law of the State of California. Programmer has the requisite corporate power and authority to carry on its business as now conducted.

            6.2.2. AUTHORIZATION AND BINDING OBLIGATION. Programmer has all necessary power and authority to enter into and perform under this Agreement and the transactions contemplated hereby, and Programmer's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Programmer and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

            6.2.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Neither the execution and delivery by Programmer of this Agreement, the consummation by

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      Programmer of the actions contemplated hereby nor compliance by Programmer with or fulfillment by either of them of the terms, conditions and provisions hereof will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance (as defined in the Merger Agreement) upon any of the properties or assets of Programmer under, (i) the limited liability company agreement of Programmer, (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other legally binding arrangement or of any license applicable to Programmer or its respective properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Programmer, or its respective properties or assets, other than, in the case of clause (ii) or (iii), any such items that, individually or in the aggregate, would not have a Material Adverse Effect (as defined in the Merger Agreement) on Licensee.

7.    REQUIRED FCC CERTIFICATIONS

      7.1. PROGRAMMER'S CERTIFICATION. Programmer hereby certifies that this Agreement complies with the provisions of subsections (a) and (c) of Section
73.3555 of the FCC's rules and regulations.

      7.2. LICENSEE'S CERTIFICATION. Licensee hereby certifies that it shall maintain ultimate control over the Station's facilities, including specifically control over Station's finances, personnel, and programming.

8.    MISCELLANEOUS

      8.1. AMENDMENT, MODIFICATION OR WAIVER. No amendment, modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

      8.2. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Licensee or Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

      8.3. GOVERNING LAW; WAIVER OF JURY TRIAL. The construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING WITH RESPECT TO ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE. The parties hereto hereby acknowledge that they have each been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver.

      8.4. ATTORNEYS' FEES. In the event of any dispute between the parties to this Agreement, Licensee or Programmer, as the case may be, shall reimburse the prevailing party for its reasonable attorneys' fees and other costs incurred in enforcing its rights or exercising its remedies under this Agreement. Such right of reimbursement shall be in addition to any other right or remedy that the prevailing party may have under this Agreement.

      8.5. NO PARTNERSHIP OR JOINT VENTURE. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement shall be authorized to act as agent of or otherwise represent any other party to this Agreement.

      8.6. ENTIRE AGREEMENT. This Agreement, and the exhibits and schedules hereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

      8.7. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Party may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that Licensee's rights and obligations under this Agreement shall be assigned to and assumed by, without any further action by either party, to Infinity Media Corporation upon termination of this Agreement due to consummation of the merger pursuant to the Merger Agreement.

      8.8. HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

      8.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Faxed copies of the Agreement and faxed signature pages shall be binding and effective as to all parties and may be used in lieu of the original Agreement, and, in particular, in lieu of original signatures, for any purpose whatsoever.

      8.10. NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request.

If to Licensee:

         Infinity Broadcasting Corporation of San Francisco
         1515 Broadway, 46th Floor
         New York, NY 10036
         Attention:  Jacques Tortoroli
         Facsimile: (212) 846-3999

With copies to:

         General Counsel
         Viacom Inc.
         1515 Broadway
         New York, New York 10036
         Facsimile: (212) 846-1994

         Leventhal Senter & Lerman PLLC
         2000 K Street, N.W.
         Suite 600
         Washington, D.C. 20006-1809
         Attention: Steven A. Lerman, Esq.
         Facsimile: 202-293-7783

If to Programmer:

         Mr. Raul Alarcon, Jr.
         President/CEO
         Spanish Broadcasting System, Inc.
         2601 South Bayshore Drive - Penthouse #2
         Coconut Grove, Florida 33133
         Telephone: (305) 441-6901

With a copy to:

         Jason L. Shrinsky, Esq.
         Kaye Scholer LLP
         901 15th Street, N.W.
         Suite 1100
         Washington, D.C. 20005
         Telephone: (202) 682-3500

Any such notice, demand or request shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (c) on the date of receipt, if mailed by certified mail, postage prepaid and return receipt requested, or (d) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

      8.11. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held unenforceable, then the remaining provisions shall be construed as if such unenforceable provisions were not contained herein. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

                   [SIGNATURES ON PAGE IMMEDIATELY FOLLOWING]

      IN WITNESS WHEREOF, the parties have executed this Local Marketing Agreement as of the date first above written.

                                      INFINITY BROADCASTING CORPORATION OF
                                      SAN FRANCISCO

                                      By: /s/ Robert G. Freedline
                                          -----------------------------------
                                          Name:  Robert G. Freedline
                                          Title: Vice President and Treasurer


                                      SBS BAY AREA, LLC

                                      By: /s/ Raul Alarcon, Jr.
                                          -----------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title: Chief Executive Officer and
                                                 President